UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019 (November 13, 2019)

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2019, the Board of Directors (the “Board”) of National Oilwell Varco, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to include a new Article VIII, Section 8 entitled “Exclusive Forum.” (the “Amendment”). Article VIII, Section 8 of the Bylaws provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for certain types of actions and proceedings, including under Delaware law and the Company’s organizational documents, provided such court has subject matter jurisdiction. The Amendment went into effect on November 13, 2019.

The foregoing description of the new bylaw provision does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of National Oilwell Varco, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President